UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2016

Applied DNA Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of Principal Executive Offices) (Zip Code)

631-240- 8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 8, 2016, the Company held its Annual Meeting of Stockholders. The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting with the stockholders having voted as set forth below:

Proposal 1 - to elect our board of directors, consisting of James A. Hayward, John Bitzer, III, Joseph D. Ceccoli, Charles Ryan, Yacov Shamash, and Sanford R. Simon, each for a one-year term or until their successors are duly elected and qualified:

Directors	For	Withheld
James A. Hayward	8,150,588	315,334
John Bitzer, III	8,143,520	322,402
Joseph D. Ceccoli	8,149,166	316,756
Charles Ryan	8,148,776	317,146
Yacov Shamash	8,112,831	353,091
Sanford R. Simon	8,136,265	329,657

Broker Non-Votes: 11,498,061

Proposal 2 – to approve, on a non-binding, advisory basis, the compensation of our named executive officers:

For	Against	Abstain
7,369,795	939,351	156,776

Broker Non-Votes: 11,498,061

Proposal 3- to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016:

For	Against	Abstain
19,799,350	105,653	58,980

Broker Non-Votes: 0

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

/s/ James A. Hayward
James A. Hayward Chief Executive Officer
Date: June 9, 2016